STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between Paradigm Technology, Inc., a Delaware corporation, with headquarters located at 694 Tasman Drive, Milpitas, California 95035 (the "Company"), and the undersigned (the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon exemptions from securities registration afforded under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or Section 4(2) of the 1933 Act; and

         WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, 5% Series B Convertible Redeemable Preferred Stock, $.01 par value per share (the "Preferred Stock"), of the Company which will be convertible into shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company upon the terms and subject to the conditions of such Preferred Stock (the Common Stock and Preferred Stock sometimes referred to herein as "Securities"), and subject to acceptance of this Agreement by the Company;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

         a. PURCHASE. The undersigned hereby agrees to purchase from the Company Preferred Stock of the Company, in the amount set forth on the signature page of this Agreement, out of a total offering of $2,000,000.00 of Preferred Stock, and having the terms and conditions set forth in the Certificate of Designation attached hereto as ANNEX I. The purchase price for the Preferred Stock shall be as set forth on the signature page hereto and shall be payable in United States Dollars.

         b. FORM OF PAYMENT. The Buyer shall pay the purchase price for the Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions") as set forth below. Promptly following payment

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by the Buyer to the Escrow Agent of the purchase price of the Preferred Stock, the Company shall deliver a Certificate for the Preferred Stock duly executed on behalf of the Company, to the Escrow Agent. By signing this Agreement, the Buyer and the Company, and subject to acceptance by the Escrow Agent, each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

         c. METHOD OF PAYMENT. Payment into escrow of the purchase price for the Preferred Stock shall be made by wire transfer of funds to:

            Bank of New York
            350 Fifth Avenue
            New York, New York 10001

            ABA# 021000018
            For credit to the account of Krieger & Prager, Esqs.
            Account No. 105-0036843

Not later than 1:00 p.m., New York time, on the date which is three (3) NASD trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Preferred Stock, in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

         2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO
INFORMATION; INDEPENDENT INVESTIGATION.

         The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

         a. The Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock for its own account for investment only and not with a view towards the resale, public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

         b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), and (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the

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entire loss of its investment in the Preferred Stock;

         c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock issuable upon conversion of, or issued as dividends on, the Preferred Stock (the "Shares" and, together with the Preferred Stock, the "Securities") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or with respect to the Preferred Stock pursuant to an exemption from registration;

         d. The Buyer understands that the Preferred Stock is being offered and sold, and the Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock and to receive an offer of the Shares;

         e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (2) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, and (3)
                                         (the "Company's SEC Documents").

         f. The Buyer understands that its investment in the Securities involves a high degree of risk;

         g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

         h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         i. Neither Buyer, nor any affiliate of Buyer, has any present intention of entering into, or will enter into any put option, short position, or other similar position with respect to the Preferred Stock or the Shares.

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         j. Notwithstanding the provisions hereof, in no event (except with respect to an Event of Mandatory Conversion) shall the holder be entitled to convert any Preferred Stock in excess of that number of shares upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such proviso.

         3. COMPANY REPRESENTATIONS, ETC.

         Except as disclosed in ANNEX V, delivered in writing to the Buyer, the Company represents and warrants to the Buyer that:

         a. CONCERNING THE SHARES. The Common Shares have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Common Shares.

         b. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and traded on the NASDAQ National Market. The Company has timely filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Preferred Stock, and has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing.

         c. AUTHORIZED SHARES. The Company has legally available sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock, if the Preferred Stock were converted on the date hereof.

         d. STOCK PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK.

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This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity, the indemnification provisions of the Registration Rights Agreement, and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Securities will be duly and validly issued, fully paid and non-assessable when delivered on behalf of the Company upon payment therefor in accordance with this Agreement, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

         e. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any material existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

         f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the Stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

         g. SEC FILINGS. None of the SEC Filings with the Securities and Exchange Commission since January 1, 1996 contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since January 1, 1996 timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

         h. ABSENCE OF CERTAIN CHANGES. Since March 31,1997, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, outstanding securities, or results of operations of the Company, except as disclosed in the documents referred to in Section 2(g) hereof.

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         i. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Buyer (including through the publicly filed documents of the Company) that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Company or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         j. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), or results of operations of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

         k. ABSENCE OF EVENTS OF DEFAULT. No Event of Default, as defined in any agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

         l. NO DEFAULT. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or the Preferred Stock, other than the conversion provision thereof, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it is bound or any statute or the Certificate of Incorporation or By-Laws of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or its listing agreement with respect to any securities exchange or trading market on which the Common Stock is listed.

         m. PRIOR ISSUES. During the twelve (12) months preceding the date hereof, the Company has not issued any securities pursuant to Regulation S or Regulation D under the Act, except as set forth on Exhibit 3(m).

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         4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         a. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Stock has not been and is not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may he sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

         b. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock, and, until such time as the Common Stock have been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with such Registration Statement, the shares of Common Stock, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Stock and the shares of Common Stock):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         c. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement, in the form attached hereto as ANNEX IV, on or before the Closing Date.

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         d. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer as required by United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

         e. REPORTING STATUS. So long as the Buyer beneficially owns any of the Preferred Stock or Common Stock issued on conversion thereof, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

         f. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale of the Preferred Stock) for the repayment of the Company's debt and internal working capital purposes and shall not, directly or indirectly (except in any situation where the Company is acquired by merger or otherwise by a third party) use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person.

         g. CERTAIN AGREEMENTS. The Company covenants and agrees that it will not (i) enter into any subsequent or further offer or sale of common stock or securities convertible into common stock with any third party until the expiration of the earlier of (a) one hundred eighty (180) days from the Closing Date, or (b) forty-five (45) days after the effective date of the Registration Statement required to be filed under the Registration Rights Agreement, and (ii) enter into any subsequent or further offer or sale of common stock or securities convertible into common stock with any third party within a period of thirty
(30) days following the period set forth in clause (i) above, without first offering the Buyer the opportunity (which shall remain open for a period of five business days from the date the Buyer receives notice thereof) to purchase all of such additional securities (in the discretion of the Buyer) on the terms and provisions on which the Company proposes to offer such additional securities to such third party. In the event that the Buyer declines to participate in any such investment, the Company shall provide the Buyer with prompt written notice of the consummation of any such transaction with a third party, specifying the material terms thereof. However, clauses 4(g)(i) and 4(g)(ii) will not apply to
(x) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition of a business, product or license by the Company, strategic alliance, bank loan or agreement, public offering, securities issued at the then current market price (as determined in good faith by the Board of Directors), or the exercise of options, or (y) the exchange of the capital stock of the Company for assets, stock or other joint venture interests. This Section 4(g) may be waived by the holders of two-thirds of the outstanding shares of Preferred Stock (whether or not the Buyer shall consent thereto).

         h. VOTING. Until the fifth anniversary of the Closing Date, with respect to all matters to be voted upon by holders of voting securities of the Company ("Voting Securities"),

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the Buyer shall vote all Voting Securities directly or indirectly owned by Buyer in the same proportion as all other voting Securities voted on such matters.

         5. TRANSFER AGENT INSTRUCTIONS.

         a. Promptly following the delivery by the Buyer of the aggregate purchase price for the Preferred Stock in accordance with Section l(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5, the Registration Rights Agreement, and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of
Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock in such name and in such denominations as specified by the Buyer.

         b. The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company and delivering within three business days thereafter, the original Notice of Conversion and the certificate for the Preferred Stock representing the Shares to the Company by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Company (and confirmed via telephonic notice) in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the Shares of Common Stock issuable upon conversion of any Preferred Stock (together with the Preferred Stock representing the Shares not so converted) to the Buyer via express courier, by electronic transfer or otherwise, within five business days after receipt by the Company of the original Notice of Conversion and the certificate for the Preferred Stock representing the Shares to be converted (the "Delivery Date").

         c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments, not exceeding $500,000 in the aggregate, to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond three (3) business days from Delivery Date:

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                                   Late Payment For Each
                                   $10,000 of Preferred Stock
  No. Business Days Late           Principal Amount Being Converted
  ----------------------           --------------------------------
  1                                    $50
  2                                    $100
  3                                    $150
  4                                    $200
  5                                    $250
  6                                    $300
  7                                    $350
  8                                    $400
  9                                    $450
  10                                   $500
  > 10                                 $500 + $100 for each Business
                                           Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit a Buyer's right to pursue actual damages for the Company's failure to issue and delivery Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion (and in such event, the late payments described above shall not be due and payable).

         6. DELIVERY INSTRUCTIONS.

         The Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section l(b) hereof on a delivery against payment basis at the closing.

         7. CLOSING DATE.

         The date and time of the issuance and sale of the Preferred Stock (the "Closing Date") shall be the later of 12:00 Noon, New York time on July 22, 1997 or such other mutually agreed to time, but not later than July 31, 1997 unless waived by the Company. The closing shall occur on the Closing Date at the offices of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the funds representing the Purchase Price for the Preferred Stock, and the certificates representing the shares of the Preferred Stock only upon satisfaction of the conditions set forth in Section 8(d) hereof.

         8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The Buyer understands that the Company's obligation to sell the Preferred Stock to the Buyer pursuant to this Agreement is conditioned upon:

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         a. The receipt and acceptance by the Company of such Agreement as evidenced by execution of such Agreement by the Company for at least $1,000,000 in Preferred Stock (or such lesser amount as the Company, in its sole discretion, shall determine);

         b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the Preferred Stock in accordance with Section l(c) hereof;

         c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date;

         d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

         9. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

         The Company understands that the Buyer's obligation to purchase the Preferred Stock is conditioned upon:

         a. Acceptance by Buyer of an Agreement for the sale of Preferred Stock, as indicated by execution of this Agreement;

         b. Delivery by the Company to the Escrow Agent of the Preferred Stock in accordance with this Agreement;

         c. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date; and

         d. On the Closing Date, the Buyer having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX III attached hereto, and the Registration Rights Agreement annexed hereto as ANNEX IV.

         10. GOVERNING LAW: MISCELLANEOUS.

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all

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

parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed am original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:      PARADIGM TECHNOLOGY, INC.
              694 Tasman Drive
              Milpitas, California 95035
              Telecopier No. (408) 954-1046

              with a copy to:

              Pillsbury Madison & Sutro LLP
              2700 Sand Hill Road
              Menlo Park, California 94025
              ATT: Jorge del Calvo, Esq.

PURCHASER:    At the address set forth on the signature page of this Agreement.

ESCROW AGENT:    Krieger & Prager, Esqs.
                 319 Fifth Avenue
                 New York, New York 10016

         12. SURVIVAL OF REPRESENTATIONS ANI) WARRANTIES. Each party's representations and warranties shall survive the execution and delivery hereof of this Agreement and the delivery of the Preferred Stock.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

NUMBER OF SHARES OF PREFERRED STOCK TO BE PURCHASED: 200

AGGREGATE PURCHASE PRICE OF SUCH PREFERRED STOCK: $2,000,000

                    SIGNATURE(S) FOR INDIVIDUAL SUBSCRIBER(S)

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that he, she or they have executed this Stock Purchase Agreement this ______ day of __________,1997.


--------------------------------------    --------------------------------------
Printed Name                              Signature


--------------------------------------    --------------------------------------
Address
Telecopier No. ___________________

                             SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Stock Purchase Agreement to be duly executed on its behalf this _____ day of ____________, 1997.

                                          LYDFORD LTD.
--------------------------------------    --------------------------------------
Address                                   Printed Name of Subscriber

--------------------------------------
                                          By: __________________________________
Telecopier No. _______________________        (Signature of Authorized Person)

                                          --------------------------------------
                                          Printed Name and Title
--------------------------------------
Jurisdiction of Incorporation
or Organization: _____________________
        This Agreement has been accepted as of the date set forth below.

PARADIGM TECHNOLOGY, INC.

By:  _________________________________

Title: _______________________________
Date:  _______________________________

                                                                         ANNEX I

                           CERTIFICATE OF DESIGNATION,
                       PREFERENCES, RIGHTS AND LIMITATIONS
                                       OF
               5% SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK
                                       OF
                            PARADIGM TECHNOLOGY, INC.


                       (Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware)


         Paradigm Technology, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the provisions of section 151(g) of the General Corporation Law of the State of Delaware and pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board has adopted the following resolution providing for the issuance of series of its preferred stock and fixing the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof:

         RESOLVED, that pursuant to authority expressly granted to and vested in the Board by the provisions in Article IV of the Certificate of Incorporation regarding the issuance of series of preferred stock, par value $.01 per share, there hereby is created a series of Preferred Stock which shall consist of five hundred (500) shares and which series shall have the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions as follows:

         1. DESIGNATION. The designation of the series of Preferred Stock fixed by this resolution shall be five hundred (500) shares of "5% Series B Convertible Redeemable Preferred Stock" (hereinafter referred to as the "Series B Preferred Stock" or the "Series B Shares"). The Corporation has previously designated five hundred (500) shares of "5% Series A Convertible Redeemable Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock" or the "Series A Shares").

         2. CONVERSION RIGHTS. The holders of the Series B Preferred Stock shall have the conversion rights as follows:

         (a) RIGHT TO CONVERT. At any time following the earlier of (i) the effectiveness of a registration statement for the common stock, par value $0.01 per share, of the Corporation (the "Common Stock" or "Common Shares") into which the Series B Preferred Stock shall convert (the "Series B Registration Statement") or (ii) ninety-five (95) days from the date of original issuance of the Series B Preferred Stock, each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the sum of

(1) $10,000 plus (2) the amount of all accrued but unpaid or accumulated dividends on the shares of Series B Preferred Stock being so converted by (B) the Series B Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Series B Conversion Price" shall be equal to the lower of (i) the closing sale price of the Common Stock as quoted on the Nasdaq National Market on the day prior to the date of initial issuance of the Series B Preferred Stock or (ii) eighty-two percent (82%) of the average closing bid price of a share of Common Stock as quoted on the Nasdaq National Market over the five (5) consecutive trading days immediately preceding the date of the Conversion Notice (as defined in Section 2(d) hereof) of the Series B Preferred Stock as reported on the Nasdaq National Market. In the event that such security is not traded on the Nasdaq National Market, the average closing sale or bid price shall be as reported or quoted on such other national or regional securities exchange or automated quotations system upon which the Common Stock is listed and principally traded. In the event that the Common Stock is not listed on any exchange or quoted on a quotation system, the average closing sale or bid price shall be as reported or quoted on any trading market in which quotes can be obtained.

         (b) AUTOMATIC CONVERSION. If not sooner converted, all outstanding shares of Series B Preferred Stock shall be subject to automatic conversion on such date which is the earlier of (i) twenty-four (24) months after the date of original issuance thereof, (ii) six months from the effectiveness of the Series B Registration Statement or (iii) immediately prior to the consummation of the acquisition of the Corporation pursuant to a merger or consolidation or the sale of substantially all of the assets of the Corporation.

         (c) Except in connection with an automatic conversion pursuant to
Section 2(b) hereof, in no event shall a holder of Series B Preferred Stock be entitled to convert any Series B Preferred Stock in excess of that number of shares upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series B Preferred Stock), and (ii) the number of shares of Common Stock issuable upon the conversion of the shares of the Series B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder or its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.

         (d) MECHANICS OF CONVERSION. Before any holder of Series B Preferred Stock shall be entitled voluntarily to convert the same into shares of Common Stock, such holder shall surrender (within three (3) business days after the date of the facsimile referred to below in this paragraph (d)) the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice (the "Conversion Notice") to the Corporation by facsimile (confirmed via telephonic notice) to the Chief Executive Officer or Chief Financial Officer of the Corporation that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of

Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made on the date of delivery of such facsimile notice to the Corporation; provided that certificates representing such Series B Shares are delivered within three (3) business days to the transfer agent of the Corporation. If such certificates are not delivered within three (b) business days after such facsimile, then such conversion shall be deemed to occur on the date of delivery of such Series B Shares to the transfer agent of the Corporation.

         (e) ADJUSTMENTS TO CONVERSION PRICES FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that this Corporation at any time or from time to time after the date of issuance of the Series B Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series B Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

         (f) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 2(e) hereof), the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before that change.

         (g) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series B Preferred
Stock:

                  (A) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                  (B) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         Any notice required by the provisions of this Section 2 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

         (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; provided, however, that the Corporation shall not issue more than a 20% Issuance (as defined in Section 6(a) hereof) pursuant to conversion of the Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation may take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the necessary stockholder approval.

         (i) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

         3. DIVIDENDS. The holders of the Series B Preferred Stock shall be entitled to receive dividends as follows:

         (a) The holders of the Series B Preferred Stock shall be entitled to receive dividends at the rate of five percent (5%), per share per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares). Such dividends shall be payable only in shares of Series B Preferred Stock, and the Series B Preferred Stock shall not be entitled to any cash dividends. Such dividends shall begin to accumulate upon the issuance of the Series B Preferred Stock and shall be due and payable with respect to any share of Series B Preferred Stock only immediately prior to the conversion of such share of Series B Preferred Stock into Common Stock pursuant to Section 2 hereof.

         (b) In the event the Corporation shall declare a distribution (other than any distribution described in Section 5 or Section 6 hereof or a dividend on the Series A Preferred Stock) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series B Preferred Stock were the holders of the number of shares of Common Stock into which their respective shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

         4. VOTING RIGHTS OF PREFERRED STOCK. Except as otherwise required by law or Section 7 hereof, the holders of outstanding shares of Series B Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.

         5. LIQUIDATION PREFERENCE. The holders of the Series B Preferred Stock shall be entitled to a liquidation preference as follows:

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof and on parity with the holders of the Series A Preferred Stock, the amount of $10,000 per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

         (b) After payment to the holders of the Series A Preferred Stock and Series B Preferred Stock of the amounts set forth in Section 5(a) hereof, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

         (c) Whenever the distribution provided for in this Section 5 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board.

         6.  REDEMPTION.

         (a) Notwithstanding anything contained in this resolution to the contrary, unless the approval of the stockholders referred to in clause (i) or
(ii) below has previously been obtained, the Corporation shall not be required to issue any Common Shares pursuant to any optional or automatic conversion of Series B Shares under Section 2 hereof, and the Series B Shares shall not be convertible into Common Shares, if, and to the extent that, (i) the issuance of such Common Shares upon conversion, when taken together with all prior issuances of Common Shares pursuant to Section 2 hereof, would result in the issuance by the Corporation of a number of Common Shares equal to or greater than twenty percent (20%) of the number of Common Shares outstanding on the date of initial issuance of the Series B Preferred Stock (a "20% Issuance"), and such 20% Issuance requires the prior approval of the stockholders of the Corporation pursuant to any rule, regulation, stated policy, practice or interpretation of the Nasdaq Stock Market applicable to the Corporation, or (ii) the Board of Directors of the Corporation determines in good faith that the issuance of such Common Shares upon conversion (whether or not constituting a 20% Issuance) otherwise requires the prior approval of the stockholders of the Corporation pursuant to any applicable rule, regulation, stated policy, practice or interpretation of any stock exchange or stock market on which the Common Shares are then listed or admitted to trading (such prior approval of the stockholders referred to in clauses (i) and (ii) above herein called the "Stockholder Approval Requirement").

         (b) Following the first conversion of Series B Shares to which the provisions of Section 6(a) hereof are applicable, the Corporation (i) shall promptly give to all holders of the Series B Shares (determined of record not more than fifteen (15) days before the date such notice is given) a notice stating that the Corporation is unable to issue any further Common Shares upon conversion of Series B Shares, and that the Series B Shares cannot be converted, without compliance with the Stockholder Approval Requirement, and (ii) shall take one of the following actions, at its election, within twenty (20) days following the date of such notice:

                  (i) the Corporation shall notify all such holders of the Series B Shares that it intends to seek stockholder approval pursuant to the Stockholder Approval Requirement, in which event the Corporation shall thereafter take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable to consider and vote on such matter; or

                  (ii) the Corporation shall obtain from the stock exchange or stock market on which the Common Shares are then listed or admitted to trading a waiver of or exception to the Stockholder Approval Requirement and shall commence any mailing to stockholders notifying them of such waiver or exception that is required by the rules of such stock exchange or stock market; or

                  (iii) the Corporation shall notify all such holders of the Series B Shares that it is redeeming Series B Shares pursuant to the following provisions of this Section 6:

provided, however, that if the Corporation elects to seek stockholder approval pursuant to clause (i) above, and such stockholder approval is not obtained within seventy-five (75) days following the date of the Corporation's notice to the holders of the Series B Shares that it intends to seek such stockholder approval, the Corporation shall promptly following the end of such seventy-five
(75) day period notify all holders of the Series B Shares that it is redeeming Series B Shares pursuant to the following provisions of this Section 6. If the Stockholder Approval Requirement is complied with or if a waiver of or exception to the Stockholder Approval Requirement is obtained, the conversion rights of the holders of the Series B Shares shall be reinstated.

         (c) If the Corporation elects or is required to redeem Series B Shares pursuant to Section (b) hereof, the Corporation shall (i) issue the Maximum Number of Shares of Common Stock to the holder or holders of Series B Preferred Stock whose Series B Preferred Stock is proposed to be converted, and will (ii) redeem, out of funds legally available therefor, all of the Series B Shares that remain after such conversion (a "Redemption") at a price per Series B Share equal to $12,190 (as adjusted for any stock split, reverse stock split, stock dividend, or similar event resulting in a change in the Series B Shares) plus an amount equal to all dividends, if any, accrued but unpaid on such shares to the earlier of the date fixed for redemption or the Maturity Date (the "Redemption Price"). For purposes of this Section 6(c), the "Maximum Number of Shares of Common Stock" shall mean the greatest number of shares of Common Stock that may be issued upon conversion of shares of Series B Preferred Stock without causing a 20% Issuance. The Company shall honor requests for conversion under this
Section 6 in order of receipt, and should the Company simultaneously receive multiple requests for conversion of Series B Preferred Stock that would otherwise cause a 20% Issuance, the Company shall honor such conversion requests pro rata in proportion to the number of shares of Series B Preferred Stock sought to be converted by each holder.

         (d) The Corporation's notice of redemption pursuant to Section 6(b) hereof shall be given to each holder of record of the Series B Shares to be redeemed and shall specify the redemption date of such Redemption (which redemption date shall not be later than twenty (20) days following the date of such notice of redemption), the place or places at which such Redemption shall be effected and the Redemption Price and shall call upon such holder to surrender to the Corporation, in the manner and at a place designated, the certificate or certificates representing the Series B Shares of such holder to be redeemed. No failure on the part of the Corporation to give any notice or redemption required to be given by it under this Section 6, and no defect in such notice or in the giving thereof, shall affect the validity of the proceedings for such Redemption, except as to a holder of Series B Shares (i) to whom the Corporation has failed to give such notice or (ii) whose notice was defective. An affidavit of the Secretary of the Corporation that notice of redemption has been given shall in the absence of fraud, be prima facie evidence of the facts stated therein.

         (e) Notwithstanding anything contained in this resolution to the contrary, the obligation of the Corporation to redeem Series B Shares at any given time shall be subject to such limitations and restrictions as may then be imposed on the Corporation under applicable law or governmental regulation. If, on the date on which a Redemption is to be effected, the Corporation shall be unable, because of any applicable law or governmental regulation, to redeem the total number of Series B Shares to be redeemed on such date, the Corporation shall redeem, ratably among the holders of the Series B Shares to be redeemed, the maximum number of such Series B Shares (if any) which it shall be permitted to redeem under such law or regulation. At any time thereafter when funds of the Corporation are legally available for the redemption of Series B Shares, such funds shall immediately be used to redeem the balance of the Series B Shares that the Corporation has become obligated to redeem on any such date or dates but which it has not redeemed. If such funds are insufficient to redeem the total number of such Series B Shares, such Series B Shares shall be redeemed ratably among the holders of the Series B Shares. If the Corporation is required to redeem the Series A Shares and the Series B Shares at the same time and if, on the date on which a Redemption is to be effected, the Corporation shall be unable, because of any applicable law or governmental regulation, to redeem the total number of Series A Shares and Series B Shares to be redeemed on such date, the Corporation shall redeem, ratably among the holders of the Series A Shares and Series B Shares to be redeemed, the maximum number of such Series A Shares and Series B Shares which it shall be permitted to redeem under such law or regulation. At any time thereafter when funds of the Corporation are legally available for the redemption of the Series A Shares and Series B Shares, such funds shall immediately be used to redeem the balance of the Series A Shares and Series B Shares that the Corporation has become obligated to redeem on any such date or dates but which it has not redeemed. If such funds are insufficient to redeem the total number of such Series A Shares and Series B Shares, such Series A Shares and Series B Shares shall be redeemed ratably among the holders of the Series A Shares and Series B Shares.

         (f) From and after the date fixed for a Redemption, notwithstanding that any certificate for Series B Shares to be redeemed in such Redemption shall not have been surrendered for cancellation, such Series B Shares shall no longer be deemed to be outstanding, dividends thereon, if any, shall cease to accrue from and after the earlier of the date so fixed or the Maturity Date, and the rights of the holders of such Series B Shares shall forthwith after such redemption date cease and terminate, excepting only the right of the holders thereof to receive the Redemption Price thereof, but without interest, upon the surrender of their respective certificates therefor; provided that if, on or after the date fixed in any notice as the date of redemption, the Corporation shall default in the payment of the Redemption Price of any Series B Shares entitled to redemption upon the surrender of the certificate therefor, the dividend and all other rights of the holders of such share (other than any conversion rights) shall be reinstated retroactively to such redemption date.

         (g) From and after the date fixed for a Redemption, the Corporation shall, at the place or places specified in the notice of redemption, upon presentation and surrender to the Corporation by the holder thereof of one or more certificates representing the Series B Shares to be redeemed, deliver or cause to be delivered to or upon the written order of such holder, a sum in cash equal to the Redemption Price of each Series B Shares of such holder to be redeemed, together with, if the certificate or certificates presented and surrendered by such holder represent a greater number of Series B Shares than the number of Series B Shares to be redeemed from such holder, one or more new certificates registered in the name of such holder and representing the Series B Shares not redeemed.

         (h) Except as provided in this Section 6, the Series B Shares are not subject to any mandatory redemption by the Corporation. Nothing in this resolution shall be determined to prohibit the Corporation from purchasing or otherwise acquiring outstanding shares of its capital stock, whether now or hereafter authorized, at any time and in any manner not prohibited by applicable law.

         (i) The Corporation shall not be required to maintain any sinking fund for the redemption of Series B Shares pursuant to this Section 6.

         7.  RESTRICTIONS AND LIMITATIONS.

         (a) So long as at least any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

               (i) Authorize, create or issue any other equity security senior to the Series B Preferred Stock as to liquidation preferences; or

               (ii) Amend, alter or repeal, by any means, its Certificate of Incorporation if the powers, preferences, or special rights of the Series B Preferred Stock would thereby be materially adversely affected.

         IN WITNESS WHEREOF, this certificate has been signed by Michael Gulett, President of the Corporation, and attested to by David Campbell, Secretary of the Corporation, as of the ___ day of July, 1997.

                                         PARADIGM TECHNOLOGY, INC.



                                         By
                                            -----------------------------------
                                                      Michael Gulett
                                                         President

Attest:



By
   ----------------------------------
              David Campbell
                 Secretary

                                                                     ANNEX II

                            JOINT ESCROW INSTRUCTIONS


Dated as of the date of the Stock
Purchase Agreement to
Which These Joint Escrow
Instructions Are Attached


Krieger & Prager, Esqs.
319 Fifth Avenue
New York, New York 10016

Attention:   Samuel M. Krieger, Esq.

Dear Mr. Krieger:

         As escrow agent for both Paradigm Technology, Inc., a Delaware corporation (the "Company"), and the Purchaser (the "Purchaser") of shares (the "Shares") of 5% Series B Convertible Redeemable Preferred Stock, $.01 par value per share, of the Company (the "Preferred Stock"), who is named in the Stock Purchase Agreement between the Company and the Purchaser to which a copy of these Joint Escrow Instructions is attached as Annex II (the "Agreement"), you (hereafter, the "Escrow Agent") are hereby authorized and directed to hold the documents and funds (together with any interest thereon, the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the Agreement in accordance with the following instructions:

         1. The Escrow Agent shall, as promptly as feasible, notify the Company of receipt of the purchase price from the Purchaser, and notify the Purchaser (or such agent as the Purchaser may designate in writing) of receipt of certificates for the Preferred Shares (each a "Certificate" and collectively the "Certificates"). Within two (2) days of receipt of written notice from the Company and the Purchaser that the respective conditions precedent to the purchase and sale have been satisfied (which notice shall not be unreasonably withheld), the Escrow Agent shall, after reduction by the amounts referred to in the next succeeding sentence of this paragraph, release the Escrow Funds to or upon the order of the Company, and shall release the Certificates to the Purchaser. After receipt of such notice, $10,000 of the Escrow Funds to the Escrow Agent, shall be released to or upon the order of Escrow Agent. If such Certificates are not deposited with the Escrow Agent within ten (10) days after receipt by the Company of notice of receipt by the Escrow Agent of the funds from the Purchaser, Escrow Agent shall notify the Purchaser and Purchaser shall be entitled to cancel the subscription and demand repayment of the funds. If such funds are not deposited with the Escrow Agent within ten (10) days after receipt by the Purchaser of notice of receipt by the Escrow Agent of the Preferred Stock from the Company, Escrow Agent shall notify the Company and the Company shall be entitled to cancel the subscription and demand return of the certificates for the Preferred Stock. If the Company or the Purchaser notifies the Escrow Agent that on the Closing Date (as defined in the Agreement) the conditions precedent to the obligations of the Company or the Purchaser, as the case may be, under the Agreement were not satisfied or waived, then the Escrow Agent shall return the Escrow Funds to the Purchaser and shall return the Certificates to the Company. Prior to return of the Escrow Funds to the Purchaser, the Purchaser shall furnish such tax reporting or other information as shall be appropriate for the Escrow Agent to comply with applicable United States laws. The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's attorney escrow account at The Bank of New York.

         2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Purchaser and the Escrow Agent.

         3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as Escrow Agent while acting in good faith, except for fraud, willful misconduct, or gross negligence, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be evidence of such good faith.

         4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         5. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         6. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for Purchaser in connection with the Agreement and may continue to act as legal counsel for Purchaser, from time to time, notwithstanding its duties as Escrow Agent hereunder.

         7. The Escrow Agent's responsibilities as Escrow Agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Purchaser. In the event of any such resignation, the Purchaser and the Company shall appoint a successor Escrow Agent.

         8. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         9. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

         10. The Company and the Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from fraud, gross negligence or willful misconduct of the Escrow Agent.

         11. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or three business days after deposit in the United States Postal Service, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:                   Paradigm Technology, Inc.
                           694 Tasman Drive
                           Milpitas, California 95035
                           Telecopier No. (408) 954-1046
                           with a copy to:

                           Pillsbury Madison & Sutro LLP
                           2700 Sand Hill Road
                           Menlo Park, California 94025
                           Attn:  Jorge del Calvo, Esq.

PURCHASER:                 At the address set forth in the Agreement.

ESCROW AGENT:              Krieger & Prager, Esqs.
                           319 Fifth Avenue
                           New York, New York 10016
                           Telecopier No. (212) 213-2077

         12. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow Instructions; the Escrow Agent does not become a party to the Agreement. The Company and the Purchaser have become parties hereto by their execution and delivery of the Agreement, as provided therein.

         13. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

         14. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement.



ACCEPTED BY ESCROW AGENT:

KRIEGER & PRAGER


By: _______________________________________
Date: _____________________________________

                                                                     ANNEX III


                   [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]


                                  July 23, 1997



Purchasers of Paradigm Technology,
  Inc. 5% Series B Convertible
  Redeemable Preferred Stock
c/o Krieger & Prager
319 Fifth Avenue
New York, NY 10016

         Re:  Paradigm Technology, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Paradigm Technology, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), in connection with the proposed issuance and sale of the Company's 5% Series B Convertible Redeemable Preferred Stock (the "Securities") pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement") (together with all Exhibits, Annexes and Appendices thereto, collectively the "Agreements") of even date herewith between the Company and the purchasers of the Securities (the "Purchasers").

         In connection with rendering the opinions set forth herein, we have examined drafts of the Agreement, the Company's Certificate of Incorporation, and its Bylaws, as amended to date, the proceedings of the Company's Board of Directors taken in connection with entering into the Agreements, and such other documents, agreements and records as we deemed necessary to render the opinions set forth below.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in California. The Company has been requested to provide additional information to the State of Delaware and as a result is presently not in good standing in Delaware. The Company has complied with all requests for additional information and is working with the State of Delaware to satisfy all requirements to bring them into good standing.

Purchasers of Paradigm Technology, Inc.
July 23, 1997
Page 2


         2. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $.01 par value per share ("Common Stock") and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 500 shares have been designated "5% Series A Convertible Redeemable Preferred Stock" and 500 shares have been designated "5% Series B Convertible Redeemable Preferred Stock".

         3. The Common Stock is registered pursuant to section 12(g) of the Securities and Exchange Act of 1934, as amended, and the Company has timely filed all materials required to be filed pursuant to section 13(a) or 15(d) of such Act (the "SEC filings") for a period of at least twelve months preceding the date hereof.

         4. When delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Agreements, the Securities and any Common Stock to be issued upon the conversion of the Securities as described in the Agreements represented thereby will be duly authorized and validly issued, fully paid and nonassessable.

         5. The Company has the requisite corporate power and authority to enter into the Agreements and to sell and deliver the Securities and the Common Stock to be issued upon the conversion of the Securities as described in the Agreements; each of the Agreements has been duly and validly authorized by all necessary corporate action by the Company; to our knowledge, no approval of any governmental body is required for the execution and delivery of each of the Agreements by the Company or the consummation of the transactions contemplated thereby; each of the Agreements has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         6. To the best of our knowledge, after due inquiry, the execution, delivery and performance of the Agreements by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (a) the Company's Certificate of Incorporation or Bylaws; (b) any indenture, mortgage, deed of trust, or bank loan agreement, or other material agreement to which the Company is a party or by which it or any of its property is bound and which is filed as a material contract with the Securities and Exchange Commission, (c) any applicable statute or regulation, or
(d) any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property of which we are aware; provided however that with respect to the execution of the Registration Rights Agreement and whether it constitutes a breach or violation of any of the terms and provisions of, or constitutes a default under or conflicts with or violates any provision of the Amended and Restated Registration Rights Agreement among the Company, ACMA Limited, Atmel Corporation ("Amtel") and National Semiconductor

Purchasers of Paradigm Technology, Inc.
July 23, 1997
Page 3


Corporation (the "Existing Registration Rights Agreement"), we advise you only that (i) the consent of the holders of a majority of the Registrable Securities under the Existing Registration Rights Agreement is required in connection with the grant by the Company of any registration rights whatsoever (including pursuant to the Registration Rights Agreement attached as Annex IV to the Stock Purchase Agreement (the "New Registration Rights Agreement")), (ii) ACMA Limited, has executed a qualified consent to the grant by the Company of registration rights from time to time, in the form attached hereto as Exhibit A, and (iii) the consent of Amtel is also required.

         7. To our knowledge, the Company complies with the eligibility requirements for the use of Form S-3 under the Securities Act of 1933, as amended, for "Transactions Involving Secondary Offerings" as described in
Section I.B.3 of the General Instructions to Form S-3.

         8. To the best of our knowledge, after due inquiry, there is no pending or threatened litigation, investigation or other proceeding against the Company that is reasonably likely to have a material adverse effect on the Company's financial condition and results of operations, except as described on the Company's Disclosure Schedule delivered in writing to the Purchaser in connection with the Stock Purchase Agreement or as disclosed in the Company's SEC filings.

         The foregoing opinion is subject to such matters as are set forth in the Agreements (including the Company's Disclosure Schedule delivered to the Purchasers pursuant to the Stock Purchase Agreement), the Company's SEC filings and the following qualifications:

         (a) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally; (b) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, including, without limitation, concepts of materiality; and reasonableness; (c) the effect of applicable court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or burdens upon an obligor, and it cannot be demonstrated that the enforcement of such restrictions or burdens is necessary for the protection of the creditor, or which have held that the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's covenants of good faith and fair dealing implied under California law; (d) the effect of statutes and rules of law which cannot be waived prospectively by an obligor; and (e) the enforceability of Section 11(d) of the Registration Rights Agreement in a federal court.

Purchasers of Paradigm Technology, Inc.
July 23, 1997
Page 5


         This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States and the State of California, as currently in effect, and the General Corporation
Law of the State of Delaware and does not include an interpretation or statement concerning the laws of any other state or jurisdiction. Insofar as the enforceability of the Agreements may be governed by the laws of other states, we have, with your permission, assumed that such laws are identical in all respects to the laws of the State of California.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or telecopied originals, the legal capacity of all natural persons, and as to documents executed by entities other than the Company, that each such entity had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against such entities.

         We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Agreement that would modify the terms or rights and obligations of the parties thereunder.

         Whenever a statement herein is qualified by "to the best of our knowledge," "we are not aware" or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement.

         In rendering the opinions set forth in paragraphs 6 and 8 above, we have relied, with your permission, upon a certificate of the Company.

         This opinion is being delivered to you by us as counsel to the Company and may not be delivered to or relied upon by any other person without our express written approval.

                                            Very truly yours,


E05247

                                                                  ANNEX IV
                                                                     TO
                                                              STOCK PURCHASE
                                                                  AGREEMENT


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of July , 1997 (this "Agreement"), is made by and between PARADIGM TECHNOLOGY, INC., a Delaware corporation (the "Company"), and the person named on the signature page hereto (the "Initial Investor").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and subject to the conditions of the Stock Purchase Agreement of even date herewith, between the Initial Investor and the Company (the "Stock Purchase Agreement"), the Company has agreed to issue and sell to the Initial Investor 5% Series B Convertible Redeemable Preferred Stock of the Company (the "Preferred Stock") which will be convertible into shares of the common stock, $.01 par value (the "Common Stock"), of the Company (the "Conversion Shares") upon the terms and subject to the conditions of such Preferred Stock; and

         WHEREAS, to induce the Initial Investor to execute and deliver the Stock Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Conversion Shares;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agrees as follows:

         1.   DEFINITIONS.

         (a) As used in this Agreement, the following terms shall have the following meanings:

         (i) "Investor" means the Initial Investor and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

         (ii) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities

Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

         (iii) "Registrable Securities" means the Conversion Shares.

         (iv) "Registration Statement" means a registration statement of the Company under the Securities Act.

         (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Stock Purchase Agreement.

         2. REGISTRATION.

         (a) MANDATORY REGISTRATION. The Company shall prepare, and within thirty (30) days after the Closing Date (as that term is defined in Section 7 of the Stock Purchase Agreement) file with the SEC, either a Registration Statement on Form S-3 covering at least an aggregate of 4,000,000 shares of Common Stock for the Initial Investors (or such lesser number as may be required by the SEC, but in no event less than 200% of the number of shares into which the Preferred Stock would be convertible at the time of filing of the Form S-3), or an amendment to any pending Company Registration Statement on Form S-3, and such Registration Statement or amended Registration Statement shall state that, in accordance Rule 457 under the Securities Act it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock resulting from adjustment in the Conversion Price, or to prevent dilution resulting from stock splits, stock dividends or similar event). If at any time the number of shares of Common Stock into which the Preferred Stock may be converted exceeds the number of shares of Common Stock covered by the Registration Statement on Form S-3, referred to in the preceding sentence, the Company shall, within ten (10) business days after receipt of a written notice from any Investor, either (i) amend such Registration Statement, if such Registration Statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Preferred Stock may be converted, or (ii) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement on Form S-3 to register the shares of Common Stock into which the Preferred Stock may be converted that exceed such number of shares of Common Stock already registered.

         (b) UNDERWRITTEN OFFERING. If (at the Company's discretion) any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering shall have the right to select one legal counsel to represent their interests, and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. The Investors who hold the Registrable Securities to be included in such underwriting shall pay all underwriting discounts and commissions and other fees and expenses of such investment banker or bankers and manager or managers so selected in accordance with this Section 2(b) (other than fees and expenses relating to registration of Registrable Securities under federal or state securities laws, which are payable by the Company pursuant to Section 5 hereof) with respect to their Registrable Securities and the fees and expenses of such legal counsel so selected by the Investors.

         (c) PAYMENTS BY THE COMPANY. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not effective within ninety (90) days after the Closing Date (the "Initial Date"), or if the Investors have not otherwise received cash or marketable securities in exchange for the Registrable Securities by the Initial Date, then the Company will make payments to the Initial Investor in such amounts and at such times as shall be determined pursuant to this Section 2(c). The amount to be paid by the Company to the Initial Investor shall be determined as of each Computation Date, and such amount shall be equal 3% of the Purchase Price paid by the Initial Investor for the Preferred Stock pursuant to the Stock Purchase Agreement from the Initial Date to the first Computation Date, and three (3%) percent of the purchase price for each Computation Date thereafter, pro rata to the date the Registration Statement is declared effective by the SEC (the "Periodic Amount"). For example, if the Registration Statement is declared effective on the 100th day, a payment of $1.00 (30/100 x 3% = 1%) is required for $100 of Preferred Stock. The full Periodic Amount shall be paid by the Company in immediately available funds within three business days after each Computation Date.

         As used in this Section 2(c), the following terms shall have the following meanings:

         "Computation Date" means the date which is one hundred five (105) days after the Closing Date and, if the Registration Statement required to be filed by the Company pursuant to Section 2(a) has not theretofore been declared effective by the SEC, each date which is thirty (30) days after the previous Computation Date until such Registration Statement is so declared effective.

         (d) ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets all the requirements for the use of Form S-3 for registration of the resale by the Initial Investor and any Investor who purchases the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

         3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall do each of the following.

         (a) Prepare promptly, and file with the SEC as soon as possible after the Closing Date, a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a), above, and thereafter use its best efforts to cause each Registration Statement relating to Registrable Securities to become effective not later than ninety (90) days of the Closing Date, and keep the Registration Statement effective pursuant to Rule 415 at all times until the earliest (the "Registration Period") of (i) the date that is six (6) months after the Closing Date (ii) the date when the Investors may sell all Registrable Securities under Rule 144 or (iii) the date the Investors no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided however, that the Investor shall refrain from selling any securities included in the Registration Statement at the request of the Company during the period commencing forty-five (45) days after the effective date of the Registration Statement, for a period of not more than thirty (30) days in the aggregate, if the Company shall furnish to the Investor a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders (for any reason) for the Investor to sell securities during such period.

         (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

         (c) Furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company,
(i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

         (d) Use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (B) subject itself to general taxation in any such jurisdiction,
(C) file a general
consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or
(E) make any change in its certificate of incorporation or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

         (e) As promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

         (f) As promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

         (g) Use its commercially reasonable efforts, if eligible, either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the NASDAQ National Market; or if, despite the Company's commercially reasonable efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in doing so, to secure NASDAQ authorization and quotation for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

         (h) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

         (i) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

         (j) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

         4. OBLIGATIONS OF THE INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

         (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

         (b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

         (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         5. EXPENSES OF REGISTRATION. Except as provided in Section 2(b), all reasonable expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to
Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, fees and disbursements of one counsel for the Investors, and the fees and disbursements of counsel for the Company, shall be borne by the Company.

         6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or
(iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses
(i) through (iii) being, collectively, "Violations"). Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (II) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (III) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (IV) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Investor will indemnify the Company and its officers, directors and agents against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

         (b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; PROVIDED, HOWEVER, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; PROVIDED, HOWEVER, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

         9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of all or any portion of such securities (or all or any portion of any Preferred Stock of the Company which is convertible into such securities) of Registrable Securities only if:
(a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay.

         10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority in interest of the Registrable Securities not resold to the public. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

         11. MISCELLANEOUS.

         (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid
(i) if to the Company, at Paradigm Technology, Inc., with a copy to Jorge del Calvo, Esq., Pillsbury Madison & Sutro LLP, 2700 Sand Hill Road, Menlo Park, California 94025-7020, (ii) if to the Initial Investor, at the address set forth under its name in the Stock Purchase Agreement, with a copy to Samuel Krieger, Esq., Krieger & Prager, 319 Fifth Avenue, Third Floor, New York, NY 10016 and
(iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) calendar days after deposit with the United states Postal Service.

         (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not effect the validity or enforceability of any other provision hereof.

         (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

         (i) The Company acknowledges that any failure by the Company to perform its obligations under Section 3(a), or any delay in such performance could result in direct damages to the Investors and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless same is the result of force majeure. Neither party shall be liable for consequential damages.

        (j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                             PARADIGM TECHNOLOGY, INC.


                                             By:
                                                -------------------------------
                                                  Name:
                                                  Title:

                                             LYDFORD LTD.


                                             -----------------------------------
                                                  Name:
                                                  Title:

                                                                         ANNEX V

                               COMPANY DISCLOSURE

         The following are exceptions to the representations and warranties of Paradigm Technology, Inc. (the "Company") contained in the Stock Purchase Agreement by and among the Company and each of the Investors named therein (the "Agreement") and should be considered an integral part of the Agreement. The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement; provided, however, that any information disclosed herein shall be deemed disclosed and incorporated into any other sections or schedule under the Agreement where such disclosure would be appropriate, whether or not repeated under any section number where such disclosure might be deemed appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Disclosure Schedule as when used in the Agreement, unless the context otherwise requires.

3b. REPORTING COMPANY STATUS. In June 1997, the Company received an inquiry from the Nasdaq Stock Market ("Nasdaq") concerning the Company's compliance with Nasdaq's listing requirements. The Company addressed Nasdaq's inquiry regarding compliance by filing a Current Report, and an amendment, on form 8-K. The Current Report on form 8-K contained pro forma financials which evidenced the Company's compliance with Nasdaq's listing requirements through the period ending March 31, 1997. The Company continues to discuss these matters with Nasdaq. The Company has called a Special Meeting of Stockholders for August to vote upon measures that will contribute new equity to the Company. There can be no assurances, however, that the Company will be able to continue to meet Nasdaq's listing requirements.

3h. ABSENCE OF CERTAIN CHANGES. The Company has experienced losses in its operations in recent quarters, and no assurance can be given that such losses will not continue in the future. The Company expects to incur a loss for the quarter ended June 30, 1997. Markets for the Company's principal products have been depressed in recent quarters by an excess of supply over demand, and such oversupply in relation to demand has not been corrected after September 30, 1996.

         (1) On August 12, 1996, the Company and several of its then officers and directors were named, along with PaineWebber, Inc., as defendants in a purported class action (entitled BULWA ET AL., V. PARADIGM TECHNOLOGY, INC. ET AL., Santa Clara County Superior Court, Case No., CV759991) brought on behalf of shareholders who purchased the Company's stock between November 20, 1995 and March 22, 1996.

         The complaint asserted six causes of action against the Paradigm
Defendants: negligent misrepresentation, fraud, breach of fiduciary duty, violations of California Corporations Code sections 25400 and 25500 ("Sections 25400 and 25500"), violation of Corporations Code section 1507, and violation of California Civil Code sections 1709 and 1710.

         The Paradigm Defendants responded to the complaint by filing a demurrer which challenged the legal sufficiency of all six causes of action. On December 12, 1996, the Court sustained the demurrer as to all of the causes of action except for the fourth cause of action for violation of Sections 25400 and 25500 (and as to all causes of action for Director Michael Gulett). The Court, however, granted plaintiffs leave to amend the complaint to attempt to cure the defects which caused the Court to sustain the demurrer. Plaintiffs failed to amend within the allotted time and independently expressed an intent to prosecute only the fourth cause of action. On January 8, 1997, the Paradigm Defendants, with the exception of Michael Gulett (who by virtue of the ruling on the demurrer has obtained a dismissal with prejudice as to all causes of action asserted against him), filed an answer to the complaint denying any liability for the acts and damages alleged by the plaintiffs.

         Plaintiffs have since served the Paradigm Defendants with discovery requests for production of documents and interrogatories, to which the Paradigm Defendants have responded. Plaintiffs have served the Paradigm Defendants with a second set of requests for production, responses to which are not yet due. Plaintiffs have also subpoenaed documents from various third parties. The Paradigm Defendants have served the plaintiffs with an initial set of discovery requests, to which plaintiffs have responded. The Paradigm Defendants also took the depositions of the named plaintiffs on April 9, 1997.

         Following a hearing on plaintiffs' motion for class certification on May 20, 1997, the Court reset the motion for hearing on September 2, 1997.

         (2) On February 21, 1997, an additional purported class action, with causes of action and factual allegations essentially identical to those of the BULWA, ET AL. action, was filed by the law firm of Stull, Stull & Brody in the Santa Clara County Superior Court on behalf of shareholders who HELD the Company's stock between November 20, 1995 and March 22, 1996.
The action is entitled CHAI, ET AL, V. PARADIGM TECHNOLOGY INC.
ET AL. (Case No. CV764259), and is asserted against the same
Paradigm Defendants, as in the BULWA, ET AL. action,
PaineWebber, Inc. and Smith Barney. Prior to the hearing on the Paradigm Defendants' demurrer to the initial complaint, plaintiffs amended their complaint to incorporate factual allegations derived from the CAMPBELL, ET AL. action described below. The Paradigm Defendants anticipate filing a demurrer to the amended complaint.

         (3) On May 19, 1997 Thomas Campbell, James Zulliger and Mark Wagenhals, former employees of the Company, filed an action
(CAMPBELL, ET AL. V. PARADIGM TECHNOLOGY, INC., ET AL., Case No.

CV766271) in Santa Clara County Superior Court. The complaint names as defendants the Company, Michael Gulett, Richard Veldhouse, Dennis McDonald and Chiang Lam. The CAMPBELL plaintiffs filed with the complaint a notice that they consider their case related legally and factually to the BULWA action discussed above. The CAMPBELL complaint contains causes of action for fraud, breach of fiduciary duty, violations of California Corporations Code sections 25400-25402, 25500-25502 and 25504 and violation of California Civil Code sections 1709-1710. The CAMPBELL complaint alleges that the defendants misled them and committed fraud by allegedly overstating the Company's back orders in the fourth quarter of 1995 and inflated reported sales in the fourth quarter of 1995 and the first quarter of 1996, which allegedly resulted in distorting the Company's financial condition, which allegedly inflated its stock price. Plaintiffs allege that they purchased the Company's stock at the allegedly inflated prices and were damaged thereby. The complaint seeks an unspecified amount of compensatory, rescissory and/or punitive damages.

         Issues have arisen as to the service of the summons and complaint on the defendants. As of the date hereof, legal counsel for the parties are in the process of resolving these issues and establishing appropriate dates for a responsive pleading.

3j and 3k. ABSENCE OF EVENTS OF DEFAULT; NO DEFAULT. The Company's Loan and Security Agreement with Greyrock Business Credit, dated October 25, 1996 prohibits the redemption, retirement, purchase or other acquisition of its stock for value by the Company.

3m. PRIOR ISSUES. The Company has committed to issue to Greyrock Business Credit, a division of NationsCredit Commercial Corporation (the "Bank") a five year warrant (the "Warrant") to purchase 20,000 shares of the Company's Common Stock. The terms of this Warrant have not been fully negotiated, but the Bank has proposed that the exercise price for the Warrant be set at $3.00 per share. The Warrant has not yet been executed, and accordingly no Form D or other securities law exemption form has been filed.

         The Company has committed to grant a warrant to ACMA Limited to purchase a total of 150,000 shares of Common Stock, exercisable at any time for three years from the date of issuance at an exercise price of $4.125

         The Company issued 200 shares of 5% Series A Convertible Redeemable Preferred Stock to Vintage Products, Inc. on January 23, 1997 pursuant to Regulation D.

         Approved:                          PARADIGM TECHNOLOGY, INC.

                                            By: _______________________________

                                            Title: ____________________________

                                            Date:  July __, 1997